UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2024

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 Main Street, Building 4, Suite 3

Monroe, Connecticut 06468

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (458) 800-9154

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Equity Line of Credit Agreements

On December 31, 2024 Eastside Distilling, Inc. (the “Company”) entered into a Common Stock Purchase Agreement and related Registration Rights Agreement (collectively, the “ELOC Agreement”) with an institutional investor (the “Purchaser”) pursuant to which the Company agreed to sell, and the Purchaser agreed to purchase, up to $35 million of the Company’s common stock, subject to a sale limit of 19.99% of the outstanding shares of the Company’s common stock prior to shareholder approval in accordance with the rules of The Nasdaq Stock Market, LLC (“Nasdaq”). The transactions contemplated by the ELOC Agreement are subject to the Company registering the Purchaser’s resale of the shares on a registration statement to be filed with the Securities and Exchange Commission. In connection with entering into the ELOC Agreement, the Company agreed to issue the Purchaser shares of the Company’s Series G Convertible Preferred Stock or another series of convertible preferred stock convertible into shares of common stock having a value of $525,000. The Company and the Purchaser also entered into a side letter agreement pursuant to which the parties agreed to certain future changes to the ELOC Agreement as may be requested based on the Company and its counsel’s review of the ELOC Agreement and as are reasonably acceptable to the Purchaser. The ability of the Purchaser to convert the underlying common stock or comply with the terms of the ELOC Agreement is subject to receiving shareholder approval as required by the rules of Nasdaq.

The foregoing description of the terms of the ELOC Agreement and side letter agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are incorporated by reference as set forth in Exhibits 10.1 through 10.3 of this Current Report.

Insider Loan

On December 31, 2024, Nicholas Liuzza, the Chief Executive Officer of Beeline Financial Holdings, Inc., the Company’s wholly-owned subsidiary, loaned $700,000 to Beeline Loans Inc. (“Beeline Loans”), an indirect subsidiary of the Company, and in exchange Beeline Loans issued Mr. Liuzza a demand promissory note in the aggregate principal amount of $700,000, which accrues interest at the rate of 8% per annum and is payable within 15 days of demand notice made by Mr. Liuzza. The funds were lent to permit Beeline Loans to increase its ability to make real estate loans and are being held in a restricted account and are not being used for operations.

Item 3.02. Recent Sales of Unregistered Securities

The disclosure set forth in Item 1.01 is incorporated into this Item 3.02 by reference. The transactions are exempt from registration Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) promulgated thereunder.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
10.1	Common Stock Purchase Agreement	S-1/A	1/3/2025	10.23
10.2	Registration Rights Agreement	S-1/A	1/3/2025	10.24
10.3	Side Letter Agreement	S-1/A	1/3/2025	10.25
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2025

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Geoffrey Gwin
Chief Executive Officer

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